Exhibit 10.1
[LETTERHEAD OF STARBUCKS CORPORATION]
October 3, 2005
Mr. Martin P. Coles
2401 Utah Avenue S.
Seattle, WA 98134
Dear Martin:
This document is designed to provide you with information regarding the terms and conditions of your employment as president, Starbucks Coffee International.
Base Salary
You will continue to be paid bi-weekly at a base salary that annualizes to $610,000.
Bonus
You will continue to participate in the Executive Management Bonus Plan at an incentive target of 65% of your eligible base salary.
Stock Awards
You will continue to be eligible to receive stock awards under the Key Employee Stock Plan.
Management Deferred Compensation Plan
You will continue to be eligible to participate in the Management Deferred Compensation Plan (MDCP) if you are on our U.S. payroll.
Executive Life Insurance
You will continue to receive the maximum partner life coverage benefit paid for by Starbucks of $1,000,000, which increases to $2,000,000 effective October 1, 2005.
Insider Trading
As president, Starbucks Coffee International , you will continue to be prohibited from trading Starbucks securities (or, in some circumstances, the securities of companies doing business with Starbucks) from time to time in accordance with the Company’s Insider Trading Policy and Blackout Procedures, a copy of which you have been provided.
Coffee Hedging
As an officer of Starbucks, you are prohibited from trading in coffee commodity futures for your own account.
Other Benefits
You will continue to be eligible to participate in the benefits, savings and stock programs outlined in Your Special Blend, a copy of which has been provided to you. Please note that although it is Starbucks intention to continue these plans, they may be amended or terminated at any time without notice.
“At will” employment
You will remain employed “at will,” meaning that either you or Starbucks can end the employment relationship at any time, for any reason not prohibited by law.
Non-Competition Agreement
You will continue to be bound to the terms and conditions of the Non-Competition Agreement, dated March 3, 2004 between you and Starbucks.

Mr. Martin P. Coles
October 3, 2005

Miscellaneous
This letter, and the agreements and documents referred to herein, constitute the entire agreement regarding your employment with Starbucks and supersede all prior or contemporaneous agreements or arrangements, written or oral, concerning your employment. This letter will be governed by the laws of the State of Washington, without regard to such state’s conflicts of laws rules.
* * * * *
Warm regards,
/s/ James L. Donald
James L. Donald
president and chief executive officer
Accepted by:

/s/ Martin P. Coles	10/14/05
Martin P. Coles	Date
cc:	Partner File Stock Administration